Exhibit 5.2

15 July 2008

Trina Solar Limited No. 2 Xin Yuan 1 Road Electronic Park New District, Changzhou Jiangsu 213031 People’s Republic of China	DIRECT LINE: 2842 9522 E-MAIL: Benjamin.Dyer@conyersdillandpearman.com OUR REF: BNRD/jm/273293 (M#872096) YOUR REF:

Dear Sirs

Trina Solar Limited (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with the Company’s registration statement (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) on Form F-3, to be filed on the date hereof by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale from time to time by the Company of ordinary shares of par value US$0.00001 each in the form of American Depositary Shares each representing one Ordinary Share (the “ADSs”).

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)	the Registration Statement; and

(ii)	the prospectus (the “Prospectus”) contained in the Registration Statement.

We have also reviewed the memorandum and articles of association of the Company, copies of the written resolutions adopted by all the directors of the Company on 23 June 2008 (the “Resolutions”), a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 8 July 2008 (the “Certificate Date”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of

Trina Solar Limited

15 July 2008

all factual representations made in the Registration Statement and the Prospectus and other documents reviewed by us, (d) that the Resolutions remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (f) the validity and binding effect under the laws of the United States of America and each State thereof of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the United States Securities and Exchange Commission, (g) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion, (h) that, upon the issue of the Ordinary Shares, the Company received consideration for the full issue price thereof equal to at least the par value thereof, and (i) that on the date of issue of the Ordinary Shares, the Company had sufficient authorised but unissued shares.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is governed by and to be construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement with respect to the Offering, and is not to be relied upon in respect of any other matter.

On the basis of, and subject to, the foregoing, we are of the opinion that:

1.	As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands.

2.	The Ordinary Shares have been duly authorised for issuance. When the Ordinary Shares are issued as contemplated in the Registration Statement and registered in register of members of the Company, they will be validly issued, fully paid and non-assessable (meaning that no further amounts are payable to the Company on such shares), and will rank pari passu with the other Ordinary Shares issued and outstanding.

3.	The statements contained under the heading “Description of Securities” of the Prospectus insofar and to the extent that they constitute a summary or description of the laws and regulations of the Cayman Islands and a summary of the terms of the share capital and the memorandum and articles of association of the Company, are true and correct in all respects and nothing has been omitted from such statements which would make them misleading in any material respect.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us under the headings “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus contained in the Registration

Trina Solar Limited

15 July 2008

Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman